                                                                   EXHIBIT 10.13
                                                                   -------------

                         SECURITIES PURCHASE AGREEMENT
                         -----------------------------



     THIS SECURITIES PURCHASE AGREEMENT ("Agreement") dated as of the 28th day of May, 1997, is entered into by and among SatCon Technology Corporation, a Delaware corporation (the "Company"), Beacon Power Corporation, a Delaware corporation ("BPC"), and Duquesne Enterprises, a Pennsylvania corporation (the "Purchaser").

                                  WITNESSETH:

     WHEREAS, the Company is in need of capital in order to develop BPC and, subject to the fulfillment of the terms and conditions set forth herein, the Purchaser is willing to provide such capital by purchasing shares of the Company's common stock, $.01 par value per share ("Common Stock"), at a purchase price determined in accordance with the terms set forth herein, in connection with which BPC shall issue to the Company and the Company shall transfer to the Purchaser a warrant substantially in the form attached hereto as Exhibit A (the
                                                                 ---------
"Warrant").

     NOW THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:


     I.   Preambles; Purchase and Sale; Issuance of Warrant; Closing;
          -----------------------------------------------------------
          Termination of Agreement.
          ------------------------

          1.1  Preambles.  The preambles are incorporated herein as fully as if
               ---------
set forth herein.

          1.2  Purchase and Sale; Issuance of Warrant.  Subject to the terms and
               --------------------------------------
conditions set forth in this Agreement, on the Closing Date (as hereinafter defined): (a) the Purchaser shall purchase from the Company and the Company shall issue, sell and deliver to the Purchaser the number of shares of Common Stock which shall be equal to $5,000,000 divided by the average last sales price for shares of the Common Stock as reported on the Nasdaq National Market on the 30 trading days immediately prior to the earlier of (i) the fifth trading day prior to the Closing (as hereinafter defined) under this Agreement, or (ii) the public announcement of the transactions contemplated by this Agreement, and
(b) the Company shall deliver to
 the Purchaser the Warrant previously issued to the Company by BPC.

          1.3  Closing.  The consummation of the transactions referred to in
               -------
Section 1.2 shall constitute the closing (the "Closing"). The date on which the Closing takes place is referred to herein as the "Closing Date". The Closing shall take place at the offices of Klett Lieber Rooney & Schorling, a Professional Corporation, One Oxford Centre, Pittsburgh, Pennsylvania 15219, on or before May 31, 1997, or at such other place and time or on such other date as the Purchaser and the Company may agree.

          1.4  Termination of Agreement.  In the event that the Closing of the
               ------------------------
transactions contemplated hereby are not consummated on or before May 31, 1997 for any reason whatsoever, including without limitation, the fulfillment of the condition set forth in Section 5.12 (unless this Agreement is extended by the mutual written agreement of the Company and the Purchaser), this Agreement shall automatically and without further action on the part of any party hereto, be deemed terminated and neither the Company or BPC nor the Purchaser shall have any further liability or obligation whatsoever under this Agreement or otherwise in connection with the transactions contemplated hereby.


       II.  Representations and Warranties of the Company and BPC.
       ---  -----------------------------------------------------

          Subject to and except as disclosed by the Company or BPC on Schedule
                                                                      --------
I, the Company and BPC hereby represent and warrant to the Purchaser as follows:

          2.1  Organization and Good Standing.  Each of the Company and BPC is a
               ------------------------------
corporation validly existing and in good standing under the laws of the State of Delaware. Each of the Company and BPC has all requisite corporate power and authority and holds all material licenses, permits and other required authorizations from governmental authorities necessary to own its respective properties and assets and to conduct its respective businesses as presently conducted, except where the failure to have any licenses, permits or authorizations does not have a material adverse effect upon the operations or financial conditions of the Company and BPC. Each of the Company and BPC is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the operations or financial condition of the Company or BPC, as the case may be. True and complete copies of the Company's and BPC's Certificates of Incorporation, and bylaws, as presently in effect, have been delivered to counsel for the Purchaser.

          2.2  Capitalization.
               --------------

          (a) At the date hereof, the Company's authorized capital stock consists of 1,000,000 shares of preferred stock, $.01 par value per share, of which no shares are issued and outstanding, and 15,000,000 shares of Common Stock, $.01 par value per share, of which 7,908,075 shares are issued and outstanding. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

          (b) At the date hereof, BPC's authorized capital stock consists of 1,000,000 shares of preferred stock, $.01 par value per share ("BPC Preferred Stock"), of which 1,000,000 shares are issued and outstanding and owned by the Company, and 5,000,000 shares of common stock, $.01 par value per share ("BPC Common Stock"), of which 1,000,000 shares are reserved for issuance upon conversion of the BPC Preferred Stock and 500,000 shares are reserved for issuance upon exercise of the Warrant. All of the issued and outstanding shares of BPC Preferred Stock have been duly authorized and validly issued and are fully paid and nonassessable and were issued in compliance with all applicable state and federal laws concerning the issuance of securities. As of the date hereof, BPC is a wholly-owned subsidiary of the Company.

          (c) The shares of Common Stock which are being issued and sold hereunder have been duly and validly authorized and, when issued, sold and delivered in accordance with the terms hereof for the consideration provided for herein, will be validly issued, fully paid and nonassessable and will not be subject to any lien, encumbrance or restriction in favor of the Company except for restrictions upon transfer imposed by this Agreement or federal and state securities laws. The shares of BPC Common Stock issuable upon exercise of the Warrant have been duly and validly authorized and, upon exercise of the Warrant and payment of the exercise price, will be validly issued, fully paid and nonassessable and will not be subject to any lien, encumbrance or restriction in favor of BPC except for restrictions upon transfer imposed by federal and state securities laws. No further approval or authorization of the stockholders or the directors of the Company or BPC is required for the issuance and sale of the Common Stock as contemplated herein, the issuance of the Warrant or the issuance of shares of BPC Common Stock upon exercise of the Warrant. BPC shall, at all times during the term of the Warrant, reserve and keep available out of its authorized but unissued shares of BPC Common Stock, solely for the purpose of effecting the exercise of the Warrant, such number of shares of BPC Common Stock as shall from time to time be sufficient to effect the exercise of the

Warrant.

          (d) Except for (i) the Common Stock to be issued pursuant to this Agreement, (ii) the shares of BPC Common Stock reserved for issuance upon exercise of the Warrant, (iii) shares of Common Stock reserved for issuance to employees, directors or consultants of or to the Company upon exercise of options granted pursuant to the Company's stock option plans in effect on the Closing Date (the "SOPs"), (iv) 3,000,000 shares of BPC Common Stock to be issued to the Company, and (v) except as otherwise provided in this Agreement, including Schedule I and the Exhibits hereto, (A) no subscription, warrant,
          ----------
option, convertible security or other right (contingent or otherwise) to purchase or acquire any securities of the Company or BPC is authorized or outstanding, (B) neither the Company nor BPC has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its respective securities or to pay any dividends or make any other distributions in respect thereof, (C) no person or entity is entitled to any preemptive or similar right with respect to the issuance of any securities of the Company or BPC, and (D) no person or entity has any rights to require the registration of any securities of the Company or BPC under the Securities Act of 1933, as amended (the "Securities Act").

          (e) Except for BPC, K&D MagMotor Corp. and SatCon Film
Microelectronics, Inc., the Company has no subsidiaries and does not own or control, directly or indirectly, any other corporation, association or business entity.

          2.3  Authorization, Validity and Enforceability.  Each of the Company
               ------------------------------------------
and BPC has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance by the Company and BPC of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action. The execution and delivery of this Agreement, including the Exhibits hereto, the issuance of the Common Stock by the Company, the issuance of the Warrant by BPC and the issuance of the shares of BPC Common Stock upon exercise of the Warrant, will not violate any material provision of law applicable to the Company or BPC and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the Company's or BPC's respective Certificate of Incorporation, bylaws or any material agreement, instrument or other restriction to which the Company or BPC, as the case may be, is a party or by which the Company, BPC or any of their respective properties or assets is bound, except, in each case, for such violations, conflicts, breaches or defaults that do not have a material adverse effect upon the Company's or BPC's operations or financial conditions. This Agreement and the Exhibits hereto, when executed, will constitute the legal, valid and binding obligations of the Company and BPC, enforceable against the Company and BPC in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          2.4  Government Consents, Etc.  Except as disclosed on Schedule I, no
               ------------------------                          ----------
consent, approval or authorization of, or declaration, registration or filing with, any person, entity or governmental authority on the part of the Company or BPC is required on or prior to the Closing Date for the valid execution, delivery and performance of this Agreement, including the Exhibits hereto, or the valid consummation of the transactions contemplated hereby, except for filings and registrations pursuant to federal and state securities laws, and filings with the National Association of Securities Dealers, Inc., if any, which filings and registrations have been or will be made in a timely manner.

          2.5  Securities Laws.  Subject to the accuracy of the Purchaser's
               ---------------
representations and warranties set forth in Article III hereof, the offer, sale and issuance of the Common Stock and the Warrant, as provided in this Agreement, is and is intended to be: (i) exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D promulgated thereunder, and (ii) exempt from the registration or qualification requirements of applicable state securities laws.

          2.6  No Defaults in Agreements.  Except as disclosed on Schedule I,
               -------------------------                          ----------
neither the Company nor BPC is in violation of its Certificate of Incorporation or its bylaws, nor is the Company or BPC in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material contract, indenture, mortgage, loan agreement, lease, note, or other instrument to which it is a party or by which it may be bound, the effect of which, upon default or upon the passage of time, would have a material adverse effect on the operations or financial conditions of the Company or BPC, as the case may be.

          2.7  Material Transactions.  Except as disclosed on Schedule I,
               ---------------------                          ----------
neither the Company nor BPC has during the past 12 months (i) borrowed any funds or incurred or become subject to any material obligations or liabilities (absolute or contingent), except as incurred in the ordinary course of business,
(ii) discharged or satisfied any material lien or encumbrance or paid any obligation or liability (absolute or contingent) other than current liabilities in the ordinary course of business and obligations incurred in the ordinary course of business referred to in clause (i) above, (iii) entered into any agreements or arrangements granting any rights to purchase all or substantially all of the assets of the Company or BPC, or providing for the merger or consolidation of the Company or BPC into or with another corporation, or sold any substantial product line, or (iv) suffered any material losses, or cancelled any debts or claims outside of the ordinary course of business.

          2.8  Litigation.  Except as disclosed on Schedule I, there is no
               ----------                          ----------
action or proceeding at law or in equity pending against the Company or BPC or any of their respective properties before any court or governmental commission, foreign or domestic; and, except as disclosed on Schedule I, there is no such
                                                 ----------
proceeding pending in arbitration or before any administrative agency. Except as disclosed on Schedule I, there is no judgment, consent decree, injunction,
                ----------
rule or other judicial or administrative order outstanding against the Company or BPC.

          2.9  Compliance.  To the best of the Company's and BPC's knowledge,
               ----------
each of the Company and BPC has complied in all material respects with all laws, regulations and orders, foreign or domestic, applicable to its respective business, and the uses by the Company and BPC of its respective properties, and the conduct by the Company and BPC of its respective business does not in any material respect violate any laws, regulations or orders, except for such violations and non-compliance that the Company does not reasonably expect to have a materially adverse affect on its financial condition.

          2.10 Intellectual Properties.  Set forth on Schedule I is a true and
               -----------------------                ----------
complete list of all material patents, trademarks, service marks, trade names, copyrights, licenses and proprietary rights owned, licensed or used by the Company and BPC. Each of the Company and BPC owns or possesses, or can obtain by payment of royalties in amounts which, in the aggregate, do not adversely affect the business and the prospects of the Company and BPC, all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, and licenses or rights to the foregoing, necessary for the conduct of the business of the Company and BPC as currently conducted. To the best of the Company's and BPC's knowledge, the business of each of the Company and BPC does not cause the Company or BPC to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses or proprietary rights of any person or entity.

              2.11  Environmental.  The Company and BPC, the operation of their
              ----  -------------
respective businesses, and all real property that the Company and BPC own, lease or otherwise occupy or use (the "Premises") are in material compliance with all applicable Environmental Laws (as hereinafter defined) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws, except for such non-compliance that the Company does not reasonably expect to have a material adverse effect upon its operations or financial condition. Neither the Company nor BPC has received any citation, directive, letter or other communication, whether written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its respective operations, and neither the Company nor BPC is aware of any basis therefor. For the purposes of this Agreement, the term "Environmental Laws" shall mean any federal, state or local law or ordinance or regulation pertaining to the protection of human health or the environment, including without limitation, the Comprehensive Environmental Response Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act and the Resource Conservation and Recovery Act.

          2.12 Disclosure.  The Company has provided the Purchaser with copies
               ----------
of its Annual Report on Form 10-K for the fiscal year ended September 30, 1996, its Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996 and March 31, 1997, its proxy statement for the Company's 1997 annual meeting of stockholders and any Form 8-K filed with the Securities and Exchange Commission (the "Commission") since September 30, 1996 (collectively, the "Disclosure Documents"). The Disclosure Documents, as of their respective dates, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading. Since the filing of the most recent Disclosure Document with the Commission, no event or development has occurred which requires the Company to amend or supplement any Disclosure Document or to file a current report on Form 8-K. The audited and unaudited financial statements included in the Disclosure Documents have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

          2.13 Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Company and BPC contained herein shall survive the execution and delivery of this Agreement and the issuance of the Common Stock and the Warrant, but shall terminate on the one year anniversary of the Closing Date.


     III.  Representations and Warranties of the Purchaser.
           -----------------------------------------------

          The Purchaser hereby represents and warrants to the Company and BPC as follows:

          3.1  Organization; Good Standing.  The Purchaser is duly organized,
               ---------------------------
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, and has all requisite power and authority to carry on its business as now conducted.

          3.2  Authorization; Validity and Enforceability.  All action,
               ------------------------------------------
corporate or otherwise, on the part of the Purchaser necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Purchaser hereunder, has been taken or will be taken prior to the Closing Date. The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action, and this Agreement and the Exhibits hereto, when executed, constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement, including the Exhibits hereto, will not violate any material provision of law and will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the charter, bylaws or other organizational documents of the Purchaser, or any material agreement, instrument or other restriction to which the Purchaser is a party or by which the Purchaser is bound.

          3.3  Purchase for Investment.  The Purchaser represents that it is
               -----------------------
purchasing and acquiring the Common Stock and the Warrant for its own account for investment and not with a view to the resale or distribution, in whole or in part, in violation of the Securities Act or applicable state securities law.

          3.4  Access to Information.  The Purchaser has had access during the
               ---------------------
course of this transaction and prior to the acquisition of the Common Stock and the Warrant, to such information relating to the Company and BPC as it has desired, and has been given the opportunity to ask questions of, and receive answers from, the Company and BPC and their respective representatives concerning the Company and BPC and the terms and conditions of the issuance of the Common Stock and the Warrant, and to obtain any additional information which the Company and BPC possess or can reasonably obtain which is necessary to verify the accuracy of the information furnished to the Purchaser.

          3.5  Restrictions on Transfer.  The Purchaser understands that (i) the
               ------------------------
Common Stock, the Warrant and the BPC Common Stock issuable upon exercise of the Warrant (collectively, the "Securities"), have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Regulation D promulgated under the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) certificates evidencing the Securities will bear a legend to such effect and to the effect that the Securities are subject to this Agreement, and (iv) the Company and BPC will make a notation on their respective transfer books to such effect.

          3.6  Accredited Investor.  The Purchaser represents and warrants that
               -------------------
it is an "accredited investor" within the definition set forth in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser represents and warrants that it has a sufficient net worth to bear the loss of the entire investment should such loss occur.

          3.7  Survival.  The representations and warranties of the Purchaser
               --------
contained herein shall survive the execution and delivery of this Agreement and the acquisition of the Common Stock and the Warrant, but shall terminate on the one year anniversary of the Closing Date.


     IV.  Covenants and Agreements of the Company and BPC.
          -----------------------------------------------

          4.1  Access to Information and Staff.  The Purchaser and any
               -------------------------------
authorized representatives thereof shall have access to information regarding BPC, its products and the marketplace for such products, including without limitation, access to visit the properties of BPC, and to discuss its business with its employees, management and staff; provided, however, that at BPC's request as a condition to such access, the Purchaser and its authorized representatives shall execute a non-disclosure and non-use agreement in form and substance agreed upon by the Purchaser and BPC; and provided further that the Purchaser shall not be entitled to such access at any time that BPC is registered under the Securities Exchange Act of 1934.

              4.2  Restrictions On Equity Sales.  So long as the Purchaser is
              ---  ----------------------------
the
owner of at least (i) 50% of the shares of Common Stock acquired pursuant to this Agreement, or (ii) 50% of the total number of shares of BPC Common Stock that may be acquired pursuant to the Warrant, prior to the five year anniversary of the Closing Date, BPC shall not issue or sell any equity securities of BPC in any private securities transaction to any domestic entity or any of its parent, subsidiaries or affiliates, which derived during its most recently completed fiscal year revenues of $10,000,000 or more from the distribution of electricity or natural gas, without the prior written consent of the Purchaser.

          4.3  Use of Proceeds.  The entire $5,000,000 purchase price delivered
               ---------------
by the Purchaser to the Company pursuant to Article I hereof shall be used solely for the acquisition by the Company of 3,000,000 shares of BPC Common
Stock.   BPC  covenants and agrees that all of the purchase price paid by the
Company for the aforestated shares shall be used for the purpose of developing and conducting BPC's business, which shall include the development, manufacture and marketing of flywheel energy storage systems for use in energy storage applications. Except as provided on Schedule 4.3, BPC further covenants and
                                     ------------
agrees that no part of the aforestated purchase price shall be used to repay the Company for any funds expended by the Company on behalf of BPC prior to the Closing without the prior written consent of the Purchaser. The Purchaser acknowledges and agrees that Schedule 4.3 shall include, without limitation, the
                             ------------
reasonable expenses incurred by the Company from May 1, 1997 to May 31, 1997 in connection with activities undertaken by the Company for or on behalf of BPC, excluding any expenses related to the consummation of the transactions contemplated by this Agreement. The Company and BPC also covenant and agree that no portion of the purchase price paid by the Purchaser shall be used to pay broker's fees or commissions or similar payments of any kind whatsoever.

          4.4  Protective Provisions.  The Company and BPC covenant and agree
               ---------------------
that so long as the Purchaser is the owner of at least 50% of the shares of the Company's Common Stock acquired pursuant to this Agreement, neither the Company nor BPC shall, without the prior written consent of the Purchaser:

          (a) Make any material change in the principal business activity of BPC as currently contemplated to be conducted; or

          (b) Enter into any license, arrangement or agreement pursuant to which the Company grants rights in or to intellectual property of the Company or BPC relating to flywheel technology to a competitor of BPC.

          The provisions of this Section 4.4 shall terminate effective upon the closing of BPC's initial public offering pursuant to a registration statement under the Securities Act of 1933, as amended.

          4.5  Company Board of Directors.
               --------------------------

          (a) The Company covenants and agrees that immediately following the Closing, the Company shall propose to the nominating committee of its Board of Directors the nomination and appointment to the Company's Board of Directors of one of the two nominees designated by the Purchaser (the "Purchaser Representative"). Thereafter, so long as the Purchaser is the owner of at least 5% of the Company's issued and outstanding Common Stock, the Company covenants and agrees that it shall, at each meeting of the stockholders of the Company at which the Purchaser Representative's term of office as a director expires (or in the event that a Purchaser Representative vacates such office at any time for any reason whatsoever), (i) recommend that the Company's stockholders vote for the Purchaser Representative, and (ii) cause to be voted for the Purchaser Representative the shares of Common Stock for which the Company's management or Board of Directors holds proxies or are otherwise entitled to vote.

          (b) The Purchaser covenants and agrees to provide the Company with the names of two nominees from which the Company shall select the Purchaser Representative.

          (c) The Company and the Purchaser covenant and agree that the initial Purchaser Representative shall be Anthony J. Villiotti.


          4.6  BPC Board of Directors.
               ----------------------

          (a) The Company, BPC and the Purchaser covenant and agree that the Board of Directors of BPC shall consist of 7 members. The Company and the Purchaser hereby agree to vote for, and BPC agrees to recommend that BPC's stockholders vote for, and cause the shares of BPC Common Stock for which BPC's management or Board of Directors holds proxies or are otherwise entitled to vote to be voted for, the following candidates to the Board of Directors:

          (i) So long as the Purchaser is the owner of at least (i) 50% of the shares of the Company's Common Stock acquired pursuant to this Agreement, or
(ii) 50% of the total number of shares of BPC Common Stock that may be acquired pursuant to the Warrant, one director designated by the Purchaser (the "BPC Purchaser Representative");

               (ii)  Four directors designated by the Company;

               (iii) One director who shall be an executive officer of BPC; and

               (iv) One independent outside director mutually selected upon by a majority of the other directors.

        (b)  If any of the directors designated pursuant to Section
4.6(a) hereof is removed or vacates such position for any reason whatsoever, such vacancy shall be filled as soon as practicable with a new designee satisfying the requirements of Section 4.6(a).

        (c) The Company, BPC and the Purchaser covenant and agree that immediately following the Closing, an Executive Committee of the BPC Board of Directors shall be established, which shall be comprised of one director designated by the Company, the BPC Purchaser Representative and a director who is an executive officer of BPC. The purpose of the Executive Committee shall be to exercise Board authority between meetings of the Board of Directors, to handle routine matters and to operate in emergency situations.

          4.7  Strategic Relationships.  The Company covenants and agrees that
               -----------------------
for a period of 5 years following the Closing Date, if the Company seeks to enter into a strategic relationship with a third party with respect to the development of technology for the stationary terrestrial energy industry, the Company shall, in good faith, first pursue discussions with the Purchaser with respect to entering into such a relationship. The foregoing shall in no way obligate the Company to enter into an agreement with the Purchaser with respect to the development of such technology or to continue such discussion for a period of more than 30 business days. Once the Company or the Purchaser shall have discontinued such negotiations, the Company shall have no obligation to develop such technology with or sell such technology to the Purchaser, whether the terms of any transaction that the Company enters into with a third party are more or less favorable than the terms discussed with the Purchaser.

          4.8  Development Contracts.  The Company covenants and agrees that it
               ---------------------
shall offer to BPC to be retained as a contractor for any development contracts existing on the date hereof held by the Company which are related to terrestrial applications of flywheel technology, upon terms and conditions which are mutually agreed upon by the Company and BPC, acting in good faith. The Company further covenants and agrees that it shall not, at any time and from time to time, compete with BPC, directly or indirectly, for new development contracts which are related specifically to stationary terrestrial applications of flywheel technology.

          4.9  Strategic Product Development.  BPC covenants and agrees that for
               -----------------------------
the period of 6 months following the Closing, BPC shall cooperate and work with the Purchaser to develop a business plan for the development of new products of strategic importance to the Purchaser. The aforestated business plan shall be promptly reviewed and evaluated by BPC's Board of Directors upon its completion.

          4.10 U.S. Marine Corps Development Agreement.  The Company covenants
               ---------------------------------------
and agrees that from and after the Closing Date, any revenues that are received, and any expenses that have been or are incurred (other than expenses which have been offset by revenues received), by the Company pursuant to that certain Agreement between the Company and the U.S. Marine Corps shall be paid and delivered by the Company to BPC within 5 days after receipt thereof.

          4.11 Letter Agreement.  The Purchaser and BPC agree to enter into the
               ----------------
Letter Agreement attached hereto as Exhibit E.  The Purchaser acknowledges that
                                    ---------
the Company and BPC are entering into this Letter Agreement on the basis of the Purchaser's intent to actively market and distribute BPC's products.

          4.12 Remedies.  Each of the Company, BPC and the Purchaser acknowledge
               --------
and agree that the parties to this Agreement would be irreparably damaged in the event that any of the provisions of this Article IV were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that each party to this Agreement shall be entitled to an injunction to prevent breaches of this Article IV and to specifically enforce any section of this Article IV in any action instituted in any court of the United States or any state thereof having jurisdiction, in addition to any other remedy to which such party may be entitled at law or in equity.

          4.13 Survival of Covenants and Agreements of the Company.  Except as
               ---------------------------------------------------
otherwise set forth herein, the covenants and agreements of the Company set forth in Article IV are continuing covenants and agreements and shall survive the Closing Date.

     V.   Conditions to the Purchaser's Obligations at Closing.
     --   ----------------------------------------------------

          The obligations of the Purchaser under Article I of this Agreement are subject to the fulfillment, or the waiver by the Purchaser, of the following conditions on or before the Closing Date:

          5.1  Representations and Warranties; Conditions.  The representations
               ------------------------------------------
and warranties set forth in Article II hereof shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date and the Company and BPC shall have complied in all material respects with all agreements and satisfied all material conditions on their part to be performed or satisfied prior to the Closing Date.

          5.2  No Adverse Change.  Since the date of the latest financial
               -----------------
statements included in the Disclosure Documents, there shall have been no material adverse change in the business, financial condition or results of operations of the Company and no material litigation or other proceeding shall have been commenced by any person, including, without limitation, any governmental agency, relating to any of the proposed transactions.

          5.3  Legal Opinion.  The Purchaser shall have received an opinion from
               -------------
Hale and Dorr LLP, counsel to the Company and BPC, dated the Closing Date, addressed to the Purchaser, and reasonably satisfactory in form and substance to the Purchaser's counsel, in substantially the form attached hereto as Exhibit G.
                                                                      ---------

              5.4  Registration Rights Agreement.  The Company, BPC and the
              ---  -----------------------------
Purchaser shall have executed and delivered the Registration Rights Agreement in substantially the form attached hereto as Exhibit B, which Registration Rights
                                          ---------
Agreement shall be in form and substance acceptable to the Purchaser.

          5.5  Consulting Agreement.  BPC and the Purchaser shall have executed
               --------------------
and delivered the Consulting Agreement in substantially the form attached hereto as Exhibit C, which Consulting Agreement shall be in form and substance
   ---------
acceptable to the Purchaser.

          5.6  Services Agreement.  The Company and BPC shall have executed and
               ------------------
delivered the Services Agreement in substantially the form attached hereto as

Exhibit D, which Services Agreement shall be in form and substance acceptable to
---------
the Purchaser.

          5.7  Organizational Documents of BPC.  The Certificate of
               -------------------------------
Incorporation, bylaws and other organizational documents of BPC shall be complete and shall be in form and substance acceptable to the Purchaser.

          5.8  Letter Agreement.  BPC and the Purchaser shall have executed and
               ----------------
delivered the Letter Agreement in substantially the form attached as Exhibit E,
                                                                     ---------
which Letter Agreement shall be in form and substance acceptable to the Purchaser.

          5.9  Employment Agreements.  BPC shall have (either directly or by
               ---------------------
assignment to BPC by the Company) employment agreements with key management personnel, the identity of which personnel, and the contractual terms and conditions of which employment agreements, are acceptable to the Purchaser.

          5.10 License.  The Company and BPC shall have entered into the License
               -------
Agreement (the "License") in substantially the form attached hereto as Exhibit
                                                                       -------
F.
-
          5.11 Certificates and Documents.  The Company and BPC shall have
               --------------------------
delivered to counsel to the Purchaser:

          (a) A certificate executed by the President of the Company, dated the Closing Date, certifying that the conditions specified in Section 5.1 have been satisfied;

          (b) A certificate executed by the President of BPC, dated the Closing Date, certifying that the conditions specified in Section 5.1 have been satisfied;

          (c) Certificates, as of the most recent practicable dates as to the corporate good standing of the Company and BPC issued by the Secretary of State of the State of Delaware, and any other state in which each of the Company and BPC is required to be qualified to do business, confirming such good standing on or immediately prior to the Closing Date.

          5.12 Approval of Board of Directors.  The Board of Directors of the
               ------------------------------
Purchaser shall have approved this Agreement and the consummation of the transactions contemplated hereby, which approval may be granted or denied in the sole and absolute discretion of the Board of Directors of the Purchaser. In the event that the Board of Directors of the Purchaser shall not have approved this Agreement and the transactions contemplated hereby on or before May 31, 1997, this

Agreement shall be automatically terminated as set forth in Section 1.4 hereof.


     VI.  Conditions to the Company's and BPC's Obligations at Closing.
          ------------------------------------------------------------

          The obligations of the Company and BPC under Article I of this Agreement are subject to the fulfillment, or the waiver by the Company or BPC, on or before the Closing Date, of each of the following:

          6.1  Agreements.  The Services Agreement, the Letter Agreement and the
               ----------
License in the forms attached hereto as Exhibits D, E and F shall have been
                                        -------------------
executed and delivered to the Company by the other parties thereto.

          6.2  No Litigation.  No material litigation or other proceeding shall
               -------------
have been commenced by any person, including without limitation, any governmental agency, relating to the proposed transaction.

          6.3  Representations and Warranties; Conditions.  The representations
               ------------------------------------------
and warranties of the Purchaser set forth in Article III hereof shall be true and correct in all material respects on and as of the date hereof and as of the Closing Date, and the Purchaser shall have performed and complied in all material respects with all agreements and material conditions on its part to be performed or complied with prior to the Closing.

          6.4  Deliveries.  The Purchaser shall have delivered to the Company
               ----------
the purchase price to be delivered by the Purchaser pursuant to Article I hereof.

          6.5 Certificates.  The Purchaser shall have delivered to counsel to
              ------------
the Company a certificate executed by a duly authorized officer of the Purchaser, dated the Closing Date, certifying that the conditions specified in
Section 6.3 have been satisfied.


      VII.  Miscellaneous.
      ----  -------------

          7.1 Expenses.  Each party hereto shall bear its own costs and expenses
              --------
that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby; provided, however, that in the event of a Closing under this Agreement, BPC shall pay the legal and closing fees and expenses of the Purchaser in an amount not to exceed $50,000 (which payment may be made out of the proceeds of the sale of BPC Common Stock to the Company).

          7.2 Finder's Fees.
              -------------

          (a) The Company and BPC (i) represent and warrant that neither the Company nor BPC has retained any finder, agent or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agree to indemnify and hold harmless the Purchaser of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Company or BPC or any of their respective employees or representatives is responsible.

          (b) The Purchaser (i) represents and warrants that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) hereby agrees to indemnify and to hold harmless the Company and BPC of and from any liability for any commission or compensation in the nature of a finder's fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of the Purchaser's employees or representatives is responsible.

          7.3 Notices.  All notices, requests, consents and other communications
              -------
hereunder shall be in writing and shall be personally delivered or delivered by overnight courier or mailed by first-class registered or certified mail, postage prepaid, return receipt requested,


              (a)  If to the Purchaser, to:

                   Anthony J. Villiotti
                   Vice President
                   Duquesne Enterprises
                   One Northshore Center
                   Suite 100
                   12 Federal Street
                   Pittsburgh, PA  15212

                   with a copy to:

                   Jane E. Hepner, Esq.
                   Klett Lieber Rooney & Schorling
                   A Professional Corporation
                   40th Floor, One Oxford Centre
                   Pittsburgh, PA  15219-6498



              (b)  If to the Company, to:

                   David B. Eisenhaure
                   President
                   SatCon Technology Corporation
                   161 First Street
                   Cambridge, MA  02142-1221

                   with a copy to:

                   Jeffrey N. Carp, Esq.
                   Hale and Dorr LLP
                   60 State Street
                   Boston, MA  02109

Any party may change his or its address by notifying the other parties in accordance with the provisions set forth herein.

          7.4 Integration; Amendments and Waiver.  This Agreement, together with
              ----------------------------------
all Schedules and Exhibits hereto, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company, BPC and the Purchaser. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          7.5 Severability.  The invalidity or unenforceability of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement.

          7.6 Governing Law.  This Agreement shall be construed and enforced in
              -------------
accordance with the laws of the Commonwealth of Massachusetts.

          7.7 Successors and Assigns.  Except as otherwise provided herein, the
              ----------------------
terms and conditions of this Agreement shall be binding upon, and inure to the benefit of, the respective representatives, successors and assigns of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other party hereto; provided, however, that this Agreement may be assigned by the Purchaser to an affiliate of the Purchaser without the prior written consent of the Company or BPC.


          7.8  Exhibits, Schedules, and Headings.  Each Exhibit and Schedule to
               ---------------------------------
this Agreement is made a part of this Agreement as though set forth in full herein. The headings in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          7.9 Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          7.10 Publicity.  The Company, BPC and the Purchaser shall each obtain
               ---------
the other's consent before issuing any press release or otherwise making any public announcement with respect to this Agreement and no party shall issue any press release or make such public announcement prior to obtaining the other parties' consent, unless such release or announcement is required pursuant to applicable state or federal laws.

    IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year written above.


                             SATCON TECHNOLOGY CORPORATION

                                 /s/ David B. Eisenhaure
                             By:________________________________
                                    President
                             Title:_____________________________


                             BEACON POWER CORPORATION

                                 /s/ David B. Eisenhaure
                             By:________________________________
                                    President
                             Title:_____________________________


                             DUQUESNE ENTERPRISES
                                 /s/ Anthony J. Villiotti
                             By:________________________________
                                    Vice President
                             Title:_____________________________

                        Omitted Schedules and Exhibits
                        ------------------------------

    Pursuant to Item 601(b)(2) of Regulation S-K promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, SatCon Technology Corporation has, with respect to the Securities Purchase Agreement (the "Agreement") by and among SatCon Technology Corporation, Beacon Power Corporation and Duquesne Enterprises, dated May 28, 1997, omitted to file the schedules and exhibits listed in the Agreement herewith. These schedules and exhibits will be supplementally furnished to the Commission upon request.